UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 22, 2009
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24923	25-1799439
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

4000 MacArthur Boulevard Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)
(949) 483-4600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sale of Equity Securities.
     Between November 20, 2009 and November 22, 2009, Conexant Systems, Inc. (the “Company”) entered into exchange agreements (the “Exchanges”) with certain holders (the “Holders”) of its outstanding 4% Convertible Subordinated Notes due 2026 (the “Notes”) to issue an aggregate of 1,249,022 shares of the Company’s common stock (the “Shares”), par value $0.01 per share, in exchange for $3,300,000 aggregate principal amount of the Notes. The Company is also paying the Holders accrued and unpaid interest in cash on the Notes exchanged. The holders of the Notes may require the Company to repurchase, for cash, all or part of their Notes on March 1, 2011 at a price of 100% of the principal amount, plus any accrued and unpaid interest. The Shares will be issued in transactions that will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon an exemption from registration provided under Section 3(a)(9) of the Act. The Exchanges qualify for the 3(a)(9) exemption because the Notes were and the Shares will be issued by the Company, the Shares will be issued exclusively in exchanges with the Company’s existing security holders and no commission or other remuneration has been or will be paid or given directly or indirectly for soliciting the Exchanges.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
Date: November 22, 2009	By:	/s/ MARK PETERSON
		Name:	Mark Peterson
		Title:	Senior Vice President, Chief Legal Officer, and Secretary

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